STATE OF FLORIDA

                                     [SEAL]

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation of FURTIVE, INC., a Florida corporation, filed on December 22, 2000, as shown by the records of this office.

I further certify the document was electronically received under Fax audit number H00000066771. This certificate is issued in accordance by the code noted below.

The document number of this corporation is P00000116846.

                       Given  under my hand and the  Great  Seal of the State of
                       Florida,   At   Tallahassee,   the   Capital,   this  the
                       Twenty-sixth day of December, 2000

Authentication Code:  500A00064286-122600-P00000116846-1/1


                                                        /s/ Kathrine Harris
                                                        -----------------------
                                                            Katherine Harris
                                                            Secretary of State


[SEAL]

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


                            ARTICLES OF INCORPORATION
                                       OF
                                  FURTIVE, INC.

The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

         ARTICLE I
         ---------

         The name of the corporation is FURTIVE, INC.

         ARTICLE II
         ----------

         The period of duration of the corporation is perpetual.

         ARTICLE III
         -----------

         The purpose or purposes for which the corporation is organized is to engage in any type of activity, within or without the United States which is lawful under the laws of the United States and the State of Florida.

         ARTICLE IV
         ----------

         The street address of the initial principal office of the corporation and the mailing address of the corporation is: 270 N.W. 3rd Court, Boca Raton, Florida 33432-3720.


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

         ARTICLE V
         ---------

         The total authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares of voting common stock, having a par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00). All stock when issued shall be fully paid for and shall be nonassessable and shares of the Corporation are not to be divided into classes.

         The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. In any event, dividends on the common stock of this corporation shall have no cumulative rights whatsoever and dividends will not accumulate if the Directors do not declare dividends, whether or not there is a surplus available to the Board of Directors for the payment of dividends.

         Each shareholder of this corporation shall have one vote per share of issued and outstanding shares.

         ARTICLE VI
         ----------

         The street address of the initial registered office of this Corporation is 270 NW 3rd Court, Boca Raton, Florida 33432-3720. The initial registered agent of this Corporation is: LEDYARD H. DEWEES.


         ARTICLE VII
         -----------

         This Corporation shall have up to five (5) Directors, under such terms and conditions as shall be specified in the By-laws.


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


         ARTICLE VIII
         ------------

         The name and address of the person signing these Articles as the incorporator is:

                   Ledyard H. DeWees
                   270 NW. 3rd Court
                   Boca Raton, Florida 33432-3720

         ARTICLE IX
         ----------

         The power to adopt, alter, amend or repeal By-laws shall be vested in the Board of Directors.

         ARTICLE X
         ---------

         The Shareholders of this corporation shall not have preemptive rights to acquire the corporation's unissued shares.

         ARTICLE XI
         ----------

         The shareholders shall have the absolute power to adopt, amend, alter, change or appeal these Articles of Incorporation when proposed and approved at a stockholder's meeting with not less than a majority vote of the issued and outstanding common stock.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 22nd day of December, 2000.


                                                    /s/ Ledyard H. DeWees
                                                    ---------------------------
                                                    LEDYARD H. DEWEES
                                                    INCORPORATOR


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

                           CERTIFICATE OF DESIGNATION
                           --------------------------
                       REGISTERED AGENT/REGISTERED OFFICE
                       ----------------------------------


         Pursuant to the provisions of Section 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

              1. The name of the corporation is FURTIVE, INC.

              2. The name and address of the registered agent and office is:

                   LEDYARD H. DEWEES
                   270 NW 3rd Court
                   Boca Raton, Florida 33432-3720

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                                       /s/ Ledyard H. Dewees
                                                       ------------------------
                                                           LEDYARD H. DEWEES
                                                           December 22, 2000


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


                                STATE OF FLORIDA

                                     [SEAL]

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 11, 2003, to Articles of Incorporation for FURTIVE, INC. which changed its name to TURBINE PROJECT SERVICES, INC., a Florida Corporation, as shown by the records of this office.

The document number of this corporation is P00000116846.

                                               Given under my hand and the
                                           Great Seal of the State of Florida
                                          At Tallahassee, the Capitol, this the
                                           Fourteenth day of August, 2003.


                                          /s/ Glenda E. Hood
                                          -------------------------------------
                                          Glenda E. Hood
                                          Secretary of State


[SEAL]


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